SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   November 18, 2009

MagneGas Corporation
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	26-0250418
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 Rainville Rd Tarpon Springs, FL 34689	34689
(Address of principal executive offices)	(Zip Code)

(Former name, former address, if changed since last report)

(727) 934-3448
 (ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Teaming Agreement

On November 18, 2009, MagneGas Corporation (the “Company”), entered into a Letter of Intent (“LOI”) with DDI Industry International Company, a Beijing China company (“DDI”).  Pursuant to the LOI, the Company has granted DDI a 60 day exclusive option to purchase distribution and Manufacturing rights for the Magnegas technology in China until January 15, 2010.  In exchange for the exclusive option , DDI will pay the Company a $10,000 fee within 20 days of  signing the LOI, the exclusive option becomes effective upon the when the $10,000 clears the Company’s bank account.

During the exclusive option period, the parties agree to study a possible joint development of the Chinese market in the following manner:

1. DDI will identify a company that is publicly traded on the Hong Kong Exchange

2. DDI will grant to the Company a minority interest in the public Hong Kong company for an amount to be determined.

3. The public Hong Kong company will purchase three Plasma Arc Flow prototype refineries, for a total of $5,000,000.

4. The public Hong Kong company will sign an exclusive manufacturing and distribution agreement for Magnegas technology in the Chinese market.

 5. The Company shall transfer, assign and release all intellectual property rights and provide training and support for the Chinese market.

Item 9.01 Financial Statements and Exhibits

a)	Not applicable.
b)	Not applicable.
c)	Not applicable.
d)	Exhibits:
	NUMBER	EXHIBIT
	10.1	Letter of Intent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MagneGas Corporation

Dated: November 19, 2009	/s/ Dr. Ruggero Maria Santilli
Dr. Ruggero Maria Santilli
Chief Executive Officer

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